Exhibit 10.7

Office Lease Agreement

2019 Version

(Not Signed)

Contract Number: K-2019-10

Lessor (hereinafter referred to as “Party A”)

Name: Beijing Lvchuang Environmental Protection Group Technology Incubator Co., Ltd.

Uniform Code: 91110114794056056H

Address: 104, 105 Complex Building, No. 28 Zhenxing Road, Changping District, Beijing 100191

Phone: 86-10-69718405

Legal representative: Jiang Pengming

Contact: Wen Xu

Contact Tel: 13716326633

Lessee (hereinafter referred to as “Party B”)

Name: Beijing Dehaier Medical Technology Co., Ltd.

Business license number:

Registered address:

Phone: 13911553283

Person in charge: Liu Xuedong

Part I: Specific Terms

Article 1 Lease unit, Duration, Usage

1.1 Party A is willing to lease, and Party B is willing to lease from Party A, Beijing Lvchuang Environmental Protection Equipment Co., Ltd., located on second floor of Building No. 2, No. 28, Zhenxing Road, Changping Park, Zhongguancun Science and Technology Park, Changping District, Beijing. The total building area is 571.21 square meters.

1.2 The lease term in this contract is three years, which starts on October 20, 2019, and ends on October 19, 2022 (hereinafter referred to as “lease period”)

1.3 The leased unit is only for medical technology research /development and office use. During the term of this contract, Party B shall not change the usage of the leased unit without written notice of Party B and written consent of Party A.

Article 2 Rent, Property management fees, Deposits and Payment methods

2.1 During the term of this contract, the rental of the leasing unit is RMB 570,000 (hereinafter referred to as “rent”). This amount includes only rent and property management fees, and the amount will increase by RMB 20,000 every two years.

2.2 Party B’s payment method is: monthly payment in the first half of the first year and semi-annual payment for the second half year in the first year; Party B’s payment method for the second and third year will be annual. After signing this contract and before Party B move in the rental unit, Party B must pay Party A the first rent of RMB 47,500.00 and deposit of RMB 50,000.

Payment request description:

1) The rent will be paid monthly from October 20, 2019 to April 20, 2020, and Party B will pay RMB 47,500 per month. The rent payment will be paid before the 20th of each month.

2) The rent from April 20, 2020 to October 19, 2020 (six months) is total 285,000.00 yuan, which will be settled in a lump sum. This rent will be paid before September 30, 2020.

3) The rent payment method and payment time from October 20, 2020 to October 19, 2022 will be implemented according to the chart below.

After Party B paid all the fees payable under this contract and change the registered business license address of this building before the termination date, the party A will return the deposit to Party B’s remittance account without interest within seven working days. The rent payment table is as follows:

Date of payment	Rent (Yuan)	Deposit (Yuan)	Total (Yuan)	Lease term
Oct 20, 2019	570000	50000.00	620000	2019.10.20-2020.10.19
Sep 30, 2020	570000		570000	2020.10.20-2021.10.19
Sep 30, 2021	590000	1666.67	590000	2021.10.20-2022.10.19

2.4 If Party B failed to pay any fees in accordance with the payment provisions and payment time under this contract, which consider as a breach of contract by Party B. Each day of delay, Party B must pay a late fee of 3 ‰ of the total balance. If Party B is delay with rents, deposits, park management fees and other expenses for 15 days, then Party A has the right to terminate this contract, and has the right to require Party B to pay a liquidated damages and compensate Party A for economic losses caused thereby. In the case that Party B has not paid the fees owed, Party A has the right to restrict the entry and exit of Party B.

2.5 During the term of this contract, if Party B cause any losses other users and tenants of the building due to Party B’s reasons, Party A has the right to directly deduct a considerable amount from the deposit paid by Party B to compensate. After Party A uses the deposit to offset the amount payable by Party B in accordance with this contract, and the deposit held by Party A is less than the amount specified in paragraph 2.2 of this article, Party B shall, after receiving the notification of Party A to make up the deposit, within the period specified in the notice, otherwise Party A has the right restrict Party B according to Article 2.4 of this contract.

2.6 The deposit, rent or any expenses stipulated in this contract that shall be paid by Party B are quoted in RMB. Party B may choose to pay in RMB or USD. The exchange rate between the US dollar and the RMB shall be based on the median price of the purchase price and the selling price between the US dollar and the RMB announced by the People’s Bank of China on the payment due date.

2.7 The following account information is of the rent, deposit, management fee and other expenses. If the bank information changes, Party A shall notify Party B in writing within 10 working days before the next billing cycle.

The rent, rent deposit, water, electricity, and other fees are paid to the following account of Party A:

Account Name: Beijing Lvchuang Environmental Protection Group Technology Incubator Co., Ltd.

Bank: Bank of China Changping Branch

Account number:

Article 3 other costs

3.1 Party B’s internet fee, parking fee and other fees are charged in accordance with the standard listed in 3.3. Both Parties may, according to Party B’s requirements, sign supplementary agreements to this contract. Water, electricity and heating fees will be charged in accordance with 3.2.

3.2 Water, electricity and heating cost standards:

(1) Electricity fee: RMB 1.6 / kWh, monthly payment. (According to national electricity price standards).

(2) Water fee: 10.15 yuan / ton, monthly payment. (According to the water fee standard of Changping Water Company).

(5) Heating fee: 40 yuan / square meter. (According to Changping heating center standards).

3.3 Internet, parking and other fees

(1) Parking fee: 300 yuan / month / spot or 2500 yuan / year / spot for assigned underground parking. Ground parking, no assigned parking spaces, will be charged per customer service manual. Charges for hourly parking are based on local government regulations.

(2) Network fee: The annual fee is 2200 yuan for 2M bandwidth, and other bandwidth prices will be negotiated separately.

(3) Network leased line: Party B has designated Party B to apply directly to the telecommunications department for installation. Party A only charges a jumper fee of 100 yuan / line (one-time).

(4) Advertising space fee: The two parties will negotiate separately.

(5) Other expenses that should be borne by Party B are based on the contents of the “Lvchuang Environmental Protection Science and Technology Park Management Manual”.

3.4 When the state adjusts the price of relevant fees, Party A has the right to adjust the relevant fees according to market conditions.

Article 4 Remodeling Period (Intentionally deleted)

4.1 This contract does not involve remodel. If it does not involve remodeling, skip Article 4.

Part II: General Terms

Article 5 Lease renewal and Sublease

5.1 Upon the expiration of the lease term of this contract and on the premise that Party B has fully fulfilled all the obligations under this contract, Party B has the priority to renew the lease on the same conditions, but whether or not the lease renewal should be notified to Party A in writing 90 days before the lease expires, The rent and related expenses during the renewal period shall be separately agreed by the two parties, otherwise Party B shall be deemed not to continue to rent. In this case, Party A has the right to bring people who intend to lease the leased unit into the rental unit to watch, but Party B must be notified at least 1 day in advance, and when the contract period expires, Party A has all rights to the property.

5.2 Without the written application of Party B and the written consent of Party A, Party B shall not sublet the leased unit or by any means allow any third party except this contract to use, sublease or use the leased unit jointly or in exchange with the third party in any other way. All or any part of it.

5.3 Unless Party B given 90 days written notice to renew the lease or terminate the lease, Party A has the right to deduct the entire deposit in the contract as compensation. Party B needs to move out of the leased unit on the expiry date of the contract. Overdue calculation is based on the total annual rent divided by 365 days, and the rent is collected daily.

Article 6 Termination

6.1 Party A has the right to terminate this contract unilaterally without any compensation to Party B in any of the following circumstances: Party A shall not refund the rent paid by Party B. If Party A causes economic losses, Party B shall Party A shall pay Party A (including all unpaid rent and park management fees within the lease term stipulated in this contract that Party B shall pay to Party A) in accordance with the losses suffered by Party A.

(1) Conduct illegal business activities in violation of the laws and regulations of the People’s Republic of China;

(2) Changing the use of the leasing unit without the written approval of Party A;

(3) unauthorized use of the leasing unit in the name of a tenant other than Party B without Party A’s written approval;

(4) without prior written approval of Party A, the leasing unit or part thereof is transferred, subleased or given to a third party for use or co-use with a third party;

(5) Failure to pay Party A any fees under this contract within 15 days;

(6) other matters related to termination or termination agreed in this contract;

(7) During the validity of this contract, Party B shall not engage in real estate agency services or carry out any activities related to it in the unit or Lvchuang Environmental Protection Technology Park.

6.2 On the date when the lease term expires or the contract is terminated or cancelled early due to Party A’s reasons, Party B shall remove all of its own property and equipment and articles disposed of from the leased unit and return the leased unit to Party A. During this period, Party B For each day of extension, the rent and park management fee shall be paid to Party A on a daily basis. If the leased unit is damaged internally or externally due to Party B’s dismantling, relocation, etc., Party B shall be responsible for repairing the original status or compensating for the corresponding losses; if this contract expires or is terminated and terminated 15 days in advance, Party B has not Partially owned property and self-owned equipment and articles are removed from the leased unit, or the leased unit is restored. Party B shall be deemed to have waived the right to dispose of the aforementioned property and articles. It is not necessary to provide Party B with any compensation for disposing of or restoring the leased unit on behalf of Party B, and the related expenses incurred shall be borne by Party B.

6.3 If during the lease period of this agreement terminates this agreement due to Party A’s reasons, Party A must notify Party B three months in advance to terminate this agreement, and Party A shall pay Party B a one-time payment of all rents from the date of cancellation of the lease to the date of termination of the contract. % Of the liquidated damages will be used as compensation to Party B, and the house deposit in the contract and the remaining rent paid from the lease cancellation date to the contract deadline will be refunded.

 6.4 If this agreement is terminated due to Party B’s reasons during the lease period, Party B must notify Party A three months in advance to terminate this agreement. Party A will deduct all deposits paid by Party B and deduct Party B from the date of cancellation of the lease to the contract. A liquidated penalty of 5% of the total rent on the termination date will be used as compensation to Party A, and the remaining rent will be refunded to Party B.

6.4 Except for Article 2.5 of this contract, if Party A is unable to contact Party B within one month from the lease date or Party B’s office staff has not worked in the unit for fifteen working days and is in arrears with Party A’s rent or park management fee, etc. Party A has the right to terminate the contract. After notifying Party B in advance, Party A has the right to dispose of the unit and any items in the unit, which does not constitute a breach of contract by Party A, and Party B shall bear all legal and economic responsibilities

Article 7 Conditions of Move-in

7.1 Party A guarantees that on the start date of the lease period, the electric facilities, lighting, air conditioning, elevators and toilets and other service facilities in the public area required for the normal use of the leased unit are in a good leasable state.

7.2 Party A shall cooperate with Party B to complete the formal transfer formalities of the leasing unit before the lease start date. At that time, after Party B has counted, reviewed and confirmed the facilities and equipment in the leasing unit, Party A will keep the form for the record. This document will be used as the standard for Party B to restore the leasing unit upon expiration or early termination of this contract.

Article 8 Rights and Obligations of Party A

8.1 Party A guarantees to provide Party B with the leased area stipulated in this lease contract.

8.2 Party A shall provide the leasing unit to Party B for use on time in accordance with the contract.

8.3 During the lease, Party A shall bear various taxes and fees that shall be borne by Party A in accordance with government laws and regulations.

8.4 Party A is responsible for the cleanliness of public areas.

8.5 During the lease period, Party A has the responsibility to protect Party B’s right to use the house. Party A shall not lease the house rented by Party B to a third party.

8.6 Party A will hand over the building to Party B according to the status of the house and provide the necessary facilities in the leased unit according to the original design.

8.7 Party A has the responsibility and obligation to guide and answer questions concerning Party B’s management of the park. If Party B has a need, the park can recommend the following service agencies to Party B for services: 1) legal consulting services, 2) business registration consulting services, 3) Financial agency consulting services, 4) environmental assessment consulting services, 5) investment and financing consulting services and other consulting services related to Party B.

8.8 In the case of Party B’s prior notice, Party A’s staff has the right to conduct the necessary inspections and repairs on the condition of the leased unit and may not be notified in an emergency.

8.9 Party A has the responsibility to keep the building in a good condition and do the daily inspection, inspection and maintenance of various facilities related to the management of the park. When the normal operation of any facility in the building and the normal supply of water, electricity, and air conditioning are interrupted due to circumstances beyond Party A’s control, the park management department shall repair as soon as possible.

8.10 During the term of this contract, if Party A transfers the leased unit (or any part of it) to a third party, Party A shall promptly notify Party B. In this case, Party A guarantees that the third party will fully accept this contract during the validity of this contract Party’s rights and obligations.

8.11 Party A is responsible for arranging list the tenant’s name in the lobby. The fonts shall be uniformly stipulated by Party A, and the expenses shall be borne by Party B.

8.12 When the roof, main structure, floor and drainage pipes, natural gas pipelines, cables and other fixing devices and equipment of the leasing unit are not damaged due to Party B’s responsibility, Party B shall promptly notify Party A, and Party A shall be responsible for arranging repair work.

8.13 Provide standard services to customers in accordance with the “Lvchuang Environmental Protection Science and Technology Park Management Manual”.

Article 9 Rights and Obligations of Party B

9.1 Pay the rent, management fee and electricity cost of the leasing unit on time and the expenses incurred as a result of Party B receiving all other special services.

9.2 Party B is responsible for cleaning the interior of the rental unit, including the floor, walls, and ceiling.

9.3 If there is any damage to the leased unit of Party B, Party A shall be notified in a timely manner. Party B shall take necessary precautions to prevent any damage to the leased unit. When the leased unit is damaged due to Party B’s negligence or negligence, it shall receive written notice from Party A. And within a reasonable period of time stipulated in the notice, Party B shall repair the leased unit to the state before damage. If Party B fails to perform repairs in a timely manner, Party A has the right to perform repairs, and Party B shall bear all costs incurred.

9.4 Party B agrees that Party A enters the leasing unit to inspect and check the status of each part of the leasing unit without prior notice, but it must be carried out with Party B personnel. Except in emergencies.

9.5 For the alteration, addition or demolition of Party B with Party A’s written consent, when the lease term of this contract expires or the contract is cancelled early due to Party B’s reasons, unless Party A agrees to a special agreement between the parties, Party B shall restore the leased unit Provide Party A with the initial state or bear the costs of decoration materials, labor, pipelines (except natural loss) caused by the restoration, and return all keys of the unit to Party A.

9.6 Party B’s employees, visitors, customers and their licensees in the use, management and maintenance of the leased unit and the public part of the building’s negligence, breach of contract, infringement shall be deemed as Party B’s own behavior, Party B shall be full responsible for the breach.

9.7 Party B shall purchase necessary insurances of its leasing unit by itself.

9.8 Except with the written consent of Party A, Party B shall not display, set up any signs, advertisements, awnings or other projections on/in the unit.

9.9 The load of the floor of the leased unit shall not exceed the designed floor load capacity. Party B shall comply with Party A’s regulations on the load weight of the leased unit and the placement of all safes in the device to reasonably distribute the load. The commercial machinery and mechanical equipment provided by Party B shall be approved by Party A. Install and repair at Party B’s own expense and Party B shall ensure that the setup does not generate vibration, noise or disturb other tenants in the building.

9.10 Party B shall not store or store in the leased unit, or allow others to store or store any weapons, ammunition, nitric acid, firearms, explosives, kerosene or other explosive, flammable, illegal or dangerous items.

9.11 No goods, furniture, garbage shall be piled up or left in the halls, stairs, and other public areas of this building’s door and other buildings in Lvchuang Environmental Protection Science and Technology Park, and the above-mentioned areas and fire evacuation passages shall not be blocked and the access to fire protection equipment shall not be affected. Without Party A’s written permission, it is not allowed to occupy public units for exhibitions, distribution of publicity materials or engage in other commercial activities.

9.12 Party B shall comply with the provisions of the “Lvchuang Environmental Protection Science and Technology Park Management Booklet”.

Article 10 Force Majeure

10.1 Both parties A and B agree that during the term of this contract, the scope of force majeure is: earthquakes, typhoons, rainstorms, fires, wars, and other unforeseeable forces that cannot be prevented, avoided, or overcome for their occurrence and consequences event.

10.2 In the event of a force majeure situation that makes the building unusable or needs to be demolished, Party A shall return to Party B the deposit paid by Party B (excluding interest) and terminate the contract automatically. Both parties shall not require any compensation.

Article 11 Confidentiality clause

11.1 Party A, Party B, and Party B’s agents shall strictly observe confident information, and shall not disclose the contents of this contract (especially sensitive issues such as rental price and decoration period) to third parties.

11.2 If Party A fails to reach an agreement with the customer who is negotiating the lease due to the reasons mentioned above, and causes economic losses to Party A, Party A reserves the right to hold Party B’s legal liabilities.

11.3 If Party B causes economic losses due to Party A’s reasons, Party B reserves the right to hold Party A’s legal responsibility.

Article 12 Liability for breach

12.1 Both parties shall exercise and fulfill the rights and obligations agreed in this contract with caution. If any party causes losses to the other party due to failure or incomplete performance of its rights and obligations under this contract, the breaching party shall be responsible for compensation.

Article 13 Retained documents

13.1 When signing this contract, Party B must present a business license issued by the Chinese government, and keep a copy of the business license and a copy of the legal person’s identity certificate, etc. If it is a new company to be registered, only a copy of the identity card of the quasi-legal person is required.

13.2 This contract can be signed by the representatives of each Party, and it can also be signed by a representative authorized by its legal representative, but the power of attorney must be provided.

Article 14 Application of Law and Dispute Resolution

14.1 The execution, interpretation, performance and dispute settlement of this contract shall be governed by the laws of the People’s Republic of China.

14.2 All disputes between Party A and Party B arising out of or related to this contract shall be settled through friendly negotiation; if the negotiation cannot be resolved, a lawsuit may be filed in the people’s court where the house is located.

Article 15 Miscellaneous

15.1 If any term of this contract is invalid or unenforceable, the validity and legality of other terms of this contract may not be affected, and no party shall refuse to execute the other terms of this contract.

15.2 All notices and other communications related to this contract shall be in writing and shall be delivered to the addresses of the two parties listed on the first page of this contract by registered mail or personal delivery or fax. A letter to Party B may be transmitted to Lease unit. Both parties shall be deemed to have served the other party as the date of receipt of the written letter.

15.3 The matters not covered in this contract can be supplemented by parties A and B separately. As supplement contract of this contract, it shall have the same legal effect as this contract.

15.4 This contract is made in duplicate, with Party A holding three copies and Party B holding one copy, each copy has equal legal effect.

15.5 After this contract is signed, Party A shall prepare the unit for Party B’s use after receiving Party B’s entire rent, park management fee and deposit.

SIGNATURE PAGE FOLLOWED

Party A (Seal):

Legal representative or authorized agent (Signature):

Date:

Party B (Seal):

Legal representative or authorized agent (Signature):

Date: